UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2007

AEP INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

(Former name or former address,  if changed since last report)   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01            Other Events

On June 27, 2007, AEP Industries Inc. ( the “Company”)  issued a press release announcing that it entered into an agreement with Third Point LLC and affiliates to repurchase 641,100 shares of its common stock at $44.00 per share (which represents a 1.3% discount from the closing price on June 26, 2007 of $44.57 per share).  This repurchase, expected to be completed on or about July 6, 2007, represents the remaining position in AEP stock held by Third Point LLC.  The repurchase is made pursuant to the stock repurchase program previously approved by the Board of Directors of the Company in June 2007, authorizing the Company, at its discretion, to purchase shares of its common stock.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP Industries Inc.

Date June 28, 2007	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

EXHIBITS

Exhibit No.	Description
99.1	Press release, dated June 27, 2007.